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                                                                     EXHIBIT 5.3

                         MACHADO, MEYER, SENDACZ E OPICE

                                A D V O G A D O S

                         ESCRITORIO CENTRAL - SAO PAULO
                   RUA DA CONSOLACAO, 247, 4 (degrees) ANDAR
                         01301-903 SAO PAULO, SP, BRASIL
                   TEL. 55 11 3150-7000 - FAX 55 11 3150-7071
                                MMSO@MMSO.COM.BR
                             WWW.MACHADOMEYER.COM.BR

 BRASILIA - RIO DE JANEIRO - SALVADOR - PORTO ALEGRE - BELO HORIZONTE - NITEROI
                            - FORTALEZA - NOVA IORQUE

                                                      Sao Paulo, August 05, 2005

To
Banco Bradesco S.A.
Cidade de Deus, s/n - Vila Yara
06029 Osasco
Sao Paulo, SP

Ref.: Banco Bradesco S.A. Registration Statement on Form F-4

Dear Sirs,

      We have acted as special Brazilian counsel for Banco Bradesco S.A. ("Bradesco") in connection with the preparation of the above-captioned Registration Statement, as amended (the "Registration Statement"), an the forms of agreements filed as Exhibits thereto (the "Agreements"), pursuant to which Bradesco proposes to exchange up to U.S. $300,000,000 aggregate principal amount of its 8.875% Perpetual Non-cumulative Junior Suburdinated Securities (the "Old Securities") for a like principal amount of it's 8.875% Perpetual Non-cumulative Junior Subordinated Securities (the "Old Securities").

      It is our opinion that, under and with respect to the present laws of Brazil, the New Securities have been duly authorized and, when executed and delivered by Bradesco and countersigned by The Bank of New York, as Trustee, pursuant to the Indenture dated as of June 3, 2005 and as modified, amended or supplemented from time to time, and delivered to and exchanged for the Old Securities by the holders as contemplated by the Registration Statement, will constitute valid and legally binding direct, general and unconditional obligations of Bradesco, enforceable in accordance with their terms, subject to bankruptcy, suspension of payments, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect affecting the enforcement of creditors righ generally.

      We hereby consent to the filing of this opinion with the Registration Statement and to the reference to ourselves under the caption "Legal Matters" in the Registration Statement.

                                Very truly yours,

                          /s/ NEI SCHILLING ZELMANOVITS
                         Machado, Meyer, Sendacz e Opice
                                    Advogados